SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue

New York, New York 10016

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On May 28, 2013, New York Mortgage Trust, Inc. (the “Company,” “we,” “our,” or “us”) announced that it completed, on May 22, 2013, the purchase of a first loss principal only security and certain interest only securities issued by a Freddie Mac-sponsored multi-family K-Series securitization for an aggregate purchase price of approximately $41.3 million.

In addition, the Company also announced that it completed the purchase of a pool of distressed residential mortgage loans composed of performing and re-performing, fixed and adjustable-rate, fully-amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties for an aggregate purchase price of approximately $132.4 million. Headlands Asset Management, LLC will serve as external manager of these distressed residential mortgage loans and will be entitled to base management and incentive fees in connection therewith.

The Company used the net proceeds from its April 2013 public stock offering and general corporate liquidity, including repurchase agreements, to fund the purchase of these assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: May 28, 2013	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer and President